Exhibit 10.4

Execution Version

Form of Lock-Up Agreement

[________], 2019

Ladies and Gentlemen:

The undersigned (the “Shareholder”) understands that: (i) AmpliPhi Biosciences Corporation, a Washington corporation (“Parent”), has entered into an Agreement and Plan of Merger and Reorganization, dated as of [___________], 2019 (the “Merger Agreement”), with C3J Therapeutics, Inc., a Washington corporation (the “Company”) and Ceres Merger Sub, Inc., a Washington corporation and wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company (the “Merger”) and the separate corporate existence of Merger Sub will cease and the Company will continue as the surviving corporation; and (ii) in connection with the Merger, stockholders of the Company will receive shares of Parent Common Stock. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.

As a material inducement to the willingness of each of the Parties to enter into the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Shareholder hereby agrees that the Shareholder will not, subject to the exceptions set forth in this letter agreement, during the period commencing upon the Effective Time and ending on the date that is 180 days after the Closing Date (the “Restricted Period”), (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Parent Common Stock or any securities convertible into or exercisable or exchangeable for Parent Common Stock, including without limitation, Parent Common Stock or such other securities which may be deemed to be beneficially owned by the Shareholder in accordance with the rules and regulations of the SEC and securities of Parent which may be issued upon exercise of a stock option or warrant (collectively, the “Shareholder’s Shares”), (b) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Shareholder’s Shares, regardless of whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Parent Common Stock or such other securities, in cash or otherwise or (c) make any demand for or exercise any right with respect to the registration of any shares of Parent Common Stock or any security convertible into or exercisable or exchangeable for Parent Common Stock, in each case other than (i) transfers of the Shareholder’s Shares as charitable gifts or donations, (ii) transfers or dispositions of the Shareholder’s Shares to any trust for the direct or indirect benefit of the Shareholder or the immediate family of the Shareholder, (iii) transfers or dispositions of the Shareholder’s Shares by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the Shareholder, (iv) transfers of the Shareholder’s Shares to stockholders, direct or indirect affiliates (within the meaning set forth in Rule 405 under the Securities Act), current or former partners (general or limited), members or managers of the Shareholder, as applicable, or to the estates of any such stockholders, affiliates, partners, members or managers, or to another corporation, partnership, limited liability company or other business entity that controls, is controlled by or is under common control with the Shareholder, (v) transfers that occur by operation of law pursuant to a qualified domestic relations order or in connection with a divorce settlement, (vi) transfers or dispositions not involving a change in beneficial ownership, and (vii) if the Shareholder is a trust, transfers or dispositions to any beneficiary of the Shareholder or the estate of any such beneficiary; provided that, in each case, the transferee agrees in writing to be bound by the terms and conditions of this letter agreement and either the Shareholder or the transferee provides Parent with a copy of such agreement promptly upon consummation of any such transfer; and provided, further, that in each case, no filing by any party (donor, donee, transferor or transferee) under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than filings made in respect of involuntary transfers or dispositions or a filing on a Form 5 made after the expiration of the Restricted Period) and any such transfer or distribution shall not involve a disposition for value. For purposes of this letter agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

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Notwithstanding the restrictions imposed by this letter agreement, the Shareholder may (a) exercise an option or warrant (including a net or cashless exercise of such option or warrant) to purchase shares of Parent Common Stock, (b) transfer shares of Parent Common Stock to Parent to cover tax withholding obligations of the Shareholder in connection with any option exercise or the vesting of any restricted stock or restricted stock unit award, provided that the underlying shares of Parent Common Stock shall continue to be subject to the restrictions on transfer set forth in this letter agreement, (c) establish a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Parent Common Stock, provided that such plan does not provide for any transfers of Parent Common Stock during the Restricted Period, or (d) transfer or dispose of shares of Parent Common Stock acquired on the open market following the Closing Date, provided that, with respect to (a) and (b) above, any required filing under the Exchange Act shall include a footnote disclosure explaining that such exercise and sale was to cover tax withholding obligations of such Shareholder, and with respect to (c) above, no filing under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with the establishment of such a plan, provided that reasonable notice shall be provided to Parent prior to any such filing, and provided further that, for the avoidance of doubt, the underlying shares of Parent Common Stock shall continue to be subject to the restrictions on transfer set forth in this letter agreement.

Any attempted transfer in violation of this letter agreement will be of no effect and null and void, regardless of whether the purported transferee has any actual or constructive knowledge of the transfer restrictions set forth in this letter agreement, and will not be recorded on the stock transfer books of Parent. In order to ensure compliance with the restrictions referred to herein, the Shareholder agrees that Parent may issue appropriate “stop transfer” certificates or instructions. Parent may cause the legend set forth below, or a legend substantially equivalent thereto, to be placed upon any certificate(s) or other documents or instruments evidencing ownership of the Shareholder’s Shares:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AND MAY ONLY BE TRANSFERRED IN COMPLIANCE WITH A LOCK-UP AGREEMENT, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

The Shareholder hereby represents and warrants that the Shareholder has full power and authority to enter into this letter agreement. All authority conferred or agreed to be conferred and any obligations of the Shareholder under this letter agreement will be binding upon the successors, assigns, heirs or personal representatives of the Shareholder.

In the event that any holder of Parent’s securities that is subject to a substantially similar agreement entered into by such holder, other than the Shareholder, is permitted by Parent to sell or otherwise transfer or dispose of shares of Parent Common Stock for value other than as permitted by this or a substantially similar agreement entered into by such holder, the same percentage of shares of Parent Common Stock held by the Shareholder shall be immediately and fully released on the same terms from any remaining restrictions set forth herein (the “Pro-Rata Release”); provided, however, that such Pro-Rata Release shall not be applied unless and until permission has been granted by Parent to an equity holder or equity holders to sell or otherwise transfer or dispose of all or a portion of such equity holders’ shares of Parent Common Stock in an aggregate amount in excess of 1% of the number of shares of Parent Common Stock originally subject to a substantially similar agreement.

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Upon the release of any of the Shareholder’s Shares from this letter agreement, Parent will cooperate with the Shareholder to facilitate the timely preparation and delivery of certificates representing the Shareholder’s Shares without the restrictive legend above or the withdrawal of any stop transfer instructions.

The Shareholder understands that each of Parent and the Company is relying upon this letter agreement in proceeding toward consummation of the Merger. The Shareholder further understands that this letter agreement is irrevocable and is binding upon the Shareholder’s heirs, legal representatives, successors and assigns.

This letter agreement and any claim, controversy or dispute arising under or related to this letter agreement shall be governed by and construed in accordance with the laws of the State of Washington, without regard to the conflict of laws principles thereof.

The Shareholder understands that if the Merger Agreement is terminated in accordance with its terms, the Shareholder will be released from all obligations under this letter agreement.

This letter agreement may be executed by electronic (i.e., PDF) transmission, which is deemed an original.

[Signature Page Follows]

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Very truly yours,

Print Name of Shareholder:

Signature (for individuals):

Signature (for entities):

By:

Name:

Title:

[Signature Page to Lock-up Agreement]